                                                                     EXHIBIT 4.4



                         NOTICE OF ASSUMPTION OF OPTIONS


         Reference is made to the Agreement and Plan of Merger, dated as of July 9, 1999 (the "Merger Agreement"), by and among Webire, Inc, a Delaware corporation ("Webhire"), HWK Acquisition Corp., a Delaware corporation, HireWorks, Inc., a Delaware corporation (the "Company") and the Principal Stockholders (as defined in the Merger Agreement) including you, Deborah Hamill. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

         Pursuant to Section 1.7 of the Merger Agreement, at the Effective Time, the options you held immediately prior to the Effective Time to purchase an aggregate of 315,000 shares of the common stock, par value $.01 per share (the "Company Stock"), of the Company (the "Assumed Options"), represented by an Incentive Option Agreement pursuant to which you were granted an option to purchase 78,750 shares of Company Stock at an exercise price of $.10 per share (the "Escrow Option Agreement") and an Incentive Option Agreement pursuant to which you were granted an option to purchase 236,250 shares of Company Stock at an exercise price of $.10 per share (the "Non-Escrow Option Agreement" and, together with the Escrow Option Agreement, the "Option Agreements"), ceased to represent a right to acquire shares of Company Stock and were be converted automatically into options to acquire, under the same terms and conditions as were applicable to such Assumed Options immediately prior to the Effective Time (including, among other things, that such Assumed Options are fully vested), shares of common stock, par value $.01 per share (the "Webhire Common Stock"), of Webhire, and Webhire assumed the Assumed Options and the Option Agreements; PROVIDED, HOWEVER, that from and after the Effective Time, (i) the Escrow Option Agreement shall represent the right to acquire 236,250 shares of Webhire Common Stock at an exercise price of $.50 per share, (ii) the Non-Escrow Option shall represent the right to acquire 78,750 shares of Webhire Common Stock at an exercise price of $.50 per share, (iii) Section 14 of the Option Agreements, and all references thereto in the Option Agreements, shall no longer apply to the Assumed Options, (iv) Section 17 of the Company's 1998 Stock Option/Stock Issuance Plan shall no longer apply to the Option Agreements, and (v) the Escrow Option Agreement shall be transferable in accordance with the terms of the Merger Agreement and the Escrow Agreement. The terms of each Assumed Option continue to be, in accordance with its terms, subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Webhire Common Stock on or subsequent to the Effective Time.


                                             WEBHIRE, INC.



                                            By:  /s/ Martin J. Fahey July 9,1999
                                                --------------------------------
                                                  Name: Martin J. Fahey
                                                  Title: President



ACKNOWLEDGED AND AGREED

/s/ Deborah Hamill
------------------------------
Deborah Hamill

                                HIREWORKS, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

         HireWorks, Inc., a Delaware corporation (the "Company"), hereby grants this 1st day of December 1998 (the "Grant Date"), to Deborah Hamill (the "Employee"), an option to purchase a maximum of 78,750 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), at the price of $.10 per share, on the following terms and conditions:

         1. GRANT UNDER 1998 STOCK OPTION/STOCK ISSUANCE PLAN. (a) This option is granted pursuant to and is governed by and subject to the Company's 1998 Stock Option/Stock Issuance Plan (the "Plan"), the terms and conditions of which are incorporated herein by this reference. Unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made pursuant to the Plan in connection with this option shall be governed by the Plan as it exists on the date of this option agreement ("Agreement").

         (b) The granting of this option shall be subject to receipt by the Company of the Company's current form of HireWorks, Inc. Invention, Confidentiality, and Non-Compete Agreement, executed and delivered by the Employee.

         2. GRANT AS INCENTIVE STOCK OPTION, OTHER OPTIONS. This option is intended to qualify as an incentive stock option ("ISO") within the meaning of
Section 422 of the Internal Revenue Code of 1986 (the "Code"). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

         3. EXERCISE OF OPTION AND PROVISIONS FOR TERMINATION.

                  (a) VESTING SCHEDULE. Except as otherwise provided in this Agreement, and subject to all other terms and conditions of this Agreement, if the Employee has continued to be employed by the Company through any applicable date in the table below, this option may be exercised prior to the tenth anniversary of the Grant Date (hereinafter the "Expiration Date") in installments for not more than the number of shares set forth opposite such applicable date:

         March 31, 1998             0
         March 31, 1999             26,250 shares
         March 31, 2000             an additional 26,250 shares
         March 31, 2001             an additional 26,250 shares

         The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible as of an applicable date, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option. Notwithstanding any other provision of this Agreement or the Plan, this option may not be exercised at any time on or after the Expiration Date.

         Notwithstanding the foregoing vesting schedule, if the Company is to be consolidated with or merged into another company where the Company is not the survivor corporation or in which the Company is the survivor corporation but becomes a wholly-owned subsidiary of another corporation, or if the Company is acquired by another entity in an acquisition of all or substantially all of the Company's assets or 70% or more of the Company's issued and outstanding shares of capital stock (collectively, a "Company Sale"), then all outstanding shares covered by this Option shall become exercisable in full (to the extent not otherwise so exercisable) prior to the consummation of the Company Sale.

                  (b) METHOD OF EXERCISE. Subject to the terms and conditions set forth in this Agreement, this option shall be exercised by the Employee's delivery of written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4 hereof. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Employee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than 1000 whole shares.

                  (c) CONTINUOUS EMPLOYMENT REQUIRED. Except as otherwise provided in this Section 3, this option may not be exercised unless the Employee, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee of the Company. For all purposes of this Agreement, (i) "employee" and "employment" shall be defined in accordance with the provisions of Treasury Regulation Section 1.421-7(h) under the Code, or any successor regulations, (ii) employment by a parent or subsidiary corporation of the Company shall be deemed to be employment by the Company and (iii) if this option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation (hereinafter a "Successor Corporation") shall be considered for all purposes of this option to be employment by the Company. As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Sections 424(e) and 424(f) or successor provisions of the Code.

                  (d) EXERCISE PERIOD UPON TERMINATION OF EMPLOYMENT. If the Employee ceases to be employed by the Company for any reason, then, except as provided in paragraphs (e) and (f) below, the right to exercise this option shall terminate on the date which is three (3) months after the date of cessation of employment (but in no event after the Expiration Date); provided, however, that this option shall be exercisable only to the extent that the Employee was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if, in the judgment of the Company, the Employee, prior to the provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Employee and the Company, the right to exercise this option shall terminate immediately upon written notice to the Employee from the Company describing such violation.

                  (e) EXERCISE PERIOD UPON DEATH OR DISABILITY. If the Employee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an employee of the Company, or if the Employee dies within three (3) months after the date on which the Employee ceases to be an employee of the Company (other than as the result of a discharge for "cause" as specified in Paragraph (f) below), this option shall be exercisable within the period of one (1) year following the date of death or disability of the Employee (but in no event after the Expiration Date), by the Employee or by the person to whom this option is transferred by will or the laws of descent and distribution; provided, however, that this option shall be exercisable only to the extent that this option was exercisable by the Employee on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Employee", as used in this Agreement, shall include the estate of the Employee, the Employee's personal representative, or any other person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Employee or by reason of the Employee's incapacity.

                  (f) DISCHARGE FOR CAUSE. If the Employee, prior to the Expiration Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon such discharge. "Cause" shall mean willful misconduct or willful failure by the Employee to perform his or her employment responsibilities in the best interests of the Company (including, without limitation, breach by the Employee of any provision of any employment, nondisclosure, non-competition or other similar agreement between the Employee and the Company), as determined by the Company, which determination shall be conclusive. The Employee shall be considered to have been discharged "for cause" if the Company determines, within thirty (30) days after the Employee's resignation, that discharge for cause was warranted.

         4. PAYMENT OF PURCHASE PRICE. Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery to the Company of cash or wire transfer or a check payable to the order of the Company in an amount equal to the purchase price per share as hereinabove set forth times the number of shares so purchased (the "exercise price").

         5. DELIVERY OF SHARES.

                  (a) GENERAL. The Company shall, upon payment of the exercise price for the number of shares purchased and paid for, make prompt delivery of such shares to the Employee; provided, however, that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

                  (b) LISTING, REGISTRATION, QUALIFICATION, ETC. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors of the Company. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

         6. NONTRANSFERABILITY OF OPTION. Except as provided in Paragraph (e) of
Section 3 hereof, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

         7. NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to obligate the Company to continue the employment of the Employee for any period.

         8. RIGHTS AS A SHAREHOLDER. The Employee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to vote or to receive dividends or other distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Employee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         9. ADJUSTMENT PROVISIONS.

                  (a) GENERAL. If through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Employee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Paragraph 14 of the Plan.

                  (b) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this Section 9 shall be made by the Board of Directors of the Company, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued with respect to this option on account of any such adjustments.

                  (c) LIMITS ON ADJUSTMENTS. No adjustment shall be made under this Section 9 which would, for purposes of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Employee.

         10. MERGERS, CONSOLIDATIONS, ASSET SALES, LIQUIDATIONS, ETC. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of the liquidation of the Company, prior to the Expiration Date or other termination of this option, the Employee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Paragraph 16 of the Plan.

         11. WITHHOLDING OF TAXES. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Employee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements as described in Paragraph 23 of the Plan. Without limiting the generality of the foregoing, if the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Section 12 hereof), the Employee agrees that the Company may withhold from the Employee's wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this option is treated as a Non-Qualified Option, the Employee agrees that the Company may withhold from the Employee's wages the appropriate amount of federal, state and local withholding taxes attributable to the Employee's exercise of such Non-Qualified Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages, or otherwise as may be permitted under the Plan. The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages sufficient to satisfy the Company's withholding obligation or if such obligation is not otherwise satisfied, as determined by the Company, the Employee will reimburse the Company on demand, in cash, for the amount underwithheld.

         12. HOLDING PERIOD REQUIREMENTS FOR INCENTIVE STOCK OPTION SHARES. It is understood and intended that this option shall qualify as an "incentive stock option" as defined in Section 422 of the Code (an "ISO"). Accordingly, the Employee understands that in order to obtain the beneficial tax treatment accorded an ISO, no sale or other disposition may be made of any shares acquired upon exercise of the option within one (1) year after the day of the transfer of such shares to the Employee, nor within two (2) years after the Grant Date. If the Employee intends to dispose, or does dispose (whether by sale, exchange, gift, transfer or otherwise), of any such shares within either of said periods, he or she will notify the Company in writing within ten (10) days after such disposition (a "Disqualifying Dispositions").

         13. INVESTMENT REPRESENTATIONS, WARRANTIES AND COVENANTS; LEGENDS.

         (a) REPRESENTATIONS. The Employee represents, warrants and covenants that:

                           (i) Any shares purchased upon exercise of this option
                  shall be acquired for the Employee's account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the "Securities Act") or any rule or regulation under the Securities Act.

                           (ii) The Employee has had such opportunity as he or
she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Employee to evaluate the merits and risks of his or her investment in the Company.

                           (iii) The Employee is able to bear the economic risk
of holding shares acquired pursuant to the exercise of this option for an indefinite period.

                           (iv) The Employee understands that (A) the shares
acquired pursuant to the exercise of this option will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least two years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this option under the Securities Act.

                           (v) The Employee agrees that, if the Company offers
for the first time any of its Common Stock for sale pursuant to a registration statement under the Securities Act, the Employee will not, without the prior written consent of the Company, publicly offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares purchased upon exercise of this option for a period of ninety (90) days, or such longer period as the Company may reasonably require, after the effective date of such registration statement.

                           (vi) The Employee's principal residence is at the
address set forth below on the signature page. The Employee shall promptly notify the Company of any change in the Employee's principal residence.

By making payment upon any exercise of this option, in whole or in part, the Employee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 13.

                  (b) LEGENDS ON STOCK CERTIFICATES. All stock certificates representing shares of Common Stock issued to the Employee upon exercise of this option shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable state law:

                  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of

                  1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

         14. TRANSFER AND OTHER RESTRICTIONS; COMPANY'S PURCHASE RIGHT. Except as set forth in this Section 14, no disposition (whether by sale, exchange, gift, transfer or otherwise) may be made of any shares acquired upon exercise of this option, other than by will or the laws of descent and distribution.

                  (a) FIRST REFUSAL RIGHTS.

                           (i) If the Employee or the Employee's successor in
interest desires to sell all or any part of the shares acquired under this option (including any securities received in respect thereof pursuant to recapitalizations and the like), and an offeror (the "Offeror") has made an offer therefor, which offer the Employee desires to accept, the Employee shall:
(y) obtain in writing an irrevocable and unconditional bona fide offer (the "Bona Fide Offer") for the purchase thereof from the Offeror; and (z) give written notice (the "Option Notice") to the President of the Company setting forth the Employee's desire to sell such shares, which Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. Upon receipt of the Option Notice, the Company shall have an option to purchase any or all of the shares specified in the Option Notice, such option to be exercisable by giving, within thirty (30) days after receipt of the Option Notice, a written counter-notice to the Employee. If the Company elects to purchase, the Employee shall be obligated to sell to the Company such shares at the price and terms indicated in the Bona Fide Offer within sixty (60) days from the date of receipt by the Company of the Option Notice. The Company's purchase rights under this Section 14 are assignable by the Company.

                           (ii) Subject to Paragraph 14(b) below, the Employee
may sell, pursuant to the terms of the Bona Fide Offer, any or all of such shares not purchased by the Company or which the Company does not elect to purchase in the manner set forth hereinabove after the expiration of the 30-day period during which the Company may give the aforesaid counter-notice; provided, however, that the Employee may not sell such shares to the Offeror if the Offeror is (w) a competitor of the Company, or (x) a person that controls, is controlled by or under common control with a competitor of the Company, or (y) a member of management of a competitor of the Company (any person described in clauses (w) through (y) being hereinafter referred to as a "Competitor") or (z) a person or entity to which the Board of Directors determines, in its sole discretion, that a transfer of shares of the Company would be against the Company's best interest, and the Company gives to the Employee, within thirty
(30) days of its receipt of the Option Notice, written notice stating that the Employee shall not sell the shares to the Offeror; and provided, further, that prior to the sale of any such shares to the Offeror, the Offeror shall execute an agreement with the Company under which the Offeror agrees not to become a Competitor of the Company and further agrees to be subject to the restrictions set forth in this Agreement. If any or all of such shares are not sold pursuant to a Bona Fide Offer within the time permitted above, the unsold shares shall remain subject to the terms of this Agreement.

                           (iii) The first refusal rights of the Company set
forth above shall remain in effect until the closing of an initial underwritten public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, or a successor statute, at which time the first refusal rights set forth herein will automatically expire.

         (b) COMPANY'S S CORPORATION STATUS.

                           (i) The Employee understands and acknowledges that
the Company has made an election under Section 1362(a) of the Code to be taxed as an "S corporation" ("S Election"), that this tax status is in the best interests of the Company and its shareholders, and that the Company's S Election may be terminated and such status may be lost as a result of any transfer of the Company's stock to an ineligible shareholder, or by the Company having more than seventy-five (75) shareholders, or by certain other actions or events. Accordingly, the Employee agrees that the Employee will not:

                                    (A) Transfer any share of stock of the
Company unless (y) in the opinion of counsel to the Company such transfer will not adversely affect the Company's S Election, and (z) the transferee consents in writing to be bound by the provisions of this Section 14 and consents in writing to the continuation of the Company's S Election. Any attempt by the Employee to transfer any of the shares of stock received as a result of the exercise of this option in contravention of the foregoing shall be null and void ab initio. Nothing contained herein shall be construed to permit a transfer of stock of the Company if the transfer is otherwise restricted by the terms of this Agreement, by any governmental statute, regulation or rule, or by the terms of any other agreement to which the Employee is a party.

                                    (B) File any document with the Internal
Revenue Service, or take any other action, resulting in the termination of the Company's S Election.

                                    (C) Fail to sign or file any consent or
other document with the Internal Revenue Service deemed necessary by counsel to the Company for the preservation of the Company's S Election.

                                    (D) Fail to take any other action from time
to time considered necessary or advisable by counsel to the Company for the preservation of the Company's S Election.

                                    (E) Change his or her residence or take any
other action such that the Employee would not be either a resident of the United States or a citizen of the United States without giving thirty (30) days prior written notice to the Company and offering the Company the right to repurchase all of his or her shares of Common Stock at a price determined pursuant to
Section 14(c)(ii) hereof before making such change of residence or citizenship.

                           (ii) In the event of an inadvertent termination of
the Company's S Election, whether as a result of a transfer of stock or for any other reason, and prior to any termination of said election by a valid written revocation under Section 1362(d)(1) of the Code, the Employee agrees to make any necessary adjustments under Section 1362(f)(4) of the Code in order to continue the treatment of the Company as an S corporation under the Code. The Employee agrees that any such adjustment shall be effective as of the date of such inadvertent termination.

                           (iii) The Employee agrees to indemnify and hold
harmless the Company and the Company's other shareholders from any and all damages, losses or other financial injuries sustained by it or them as a result of the Employee's failure to comply with the terms and provisions of this paragraph (b).

                           (iv) The Company may choose to terminate its S
Election at any time without any notice to the Employee. The Company shall have no liability to the Employee for any termination of its S Election, regardless of the reason for such termination.


         15. MISCELLANEOUS.

                  (a) Except as otherwise expressly provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Employee.

                  (b) All notices under this Agreement shall be delivered by hand, sent by commercial overnight courier service or sent by registered or certified mail, return receipt requested, and first-class postage prepaid, to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in a notice by either party to the other. Notwithstanding the foregoing, any notice sent to such an address in a country other than that from which the notice is sent may be sent by telefax, telegram or commercial air courier.

                  (c) Any reference in this Agreement to a Section of the Code shall refer to that Section as it reads as of the date of this Agreement and as it may be amended from time to time, and to any successor provision.

                  (d) Each provision of this Agreement shall be considered separable. The invalidity or unenforceability of any provision shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  (e) Sections 12, 13, 14 and 15 hereof shall survive any termination of this Agreement.

                  (f) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  (g) The failure of the Company or the Employee to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party's right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

                   (h) Except for the right of any party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm pending the selection and confirmation of an arbitrator, any controversy or claim arising out of or relating to this Agreement, including without limitation claims under the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964 as amended, Massachusetts General Laws Chapter 151B, or any other applicable state or federal statutory or common law; shall be resolved by arbitration in Boston, Massachusetts, in accordance with the governing rules of the American Arbitration Association (the "AAA"). A demand for arbitration shall be filed with the AAA during the term, or within six months after termination or expiration, of this Agreement. The arbitrator shall have the authority to permit discovery, to the extent deemed appropriate by the arbitrator, upon the request of a party and to grant any type of injunctive relief as well as award damages; provided, however, the arbitrator shall have no authority to award multiple or punitive damages. The costs of the arbitration proceeding, including the fee of the arbitrator, shall be borne equally by the parties. Each party shall bear the costs of its own counsel. Judgment upon the award entered may be enforced by any court of competent jurisdiction.

Date of Grant: December 1, 1998

                                    HireWorks, Inc.

                                    By:  /s/ Henry M. Margolis
                                        ------------------------------

                                    Title: President
                                          ----------------------------

                                    Address:
                                            --------------------------

                                            --------------------------

                              Employee's Acceptance

         The undersigned hereby accepts the foregoing option and agrees to the terms and conditions of this Agreement. The undersigned hereby acknowledges receipt of a copy of the Company's 1998 Stock Option/Stock Issuance Plan.

                         Deborah Hamill

                          /s/ Deborah Hamill
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                         Signature

                         Address:
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